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                                                                    Exhibit 23.2


                        Consent of Independent Auditors


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Prime Hospitality Corp. for the registration of 3,647,940 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 1997, with respect to the consolidated financial statements of Homegate Hospitality, Inc. included in Prime Hospitality Corp.'s Current Report on Form 8-K dated December 1, 1997, filed with the Securities and Exchange Commission.


                                      Ernst & Young LLP
                                  /s/ Ernst & Young LLP


Dallas, Texas
January 28, 1998